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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Amkor Technology, Inc. of our report dated January 17, 2003, except for Note 21, which is as of January 27, 2003, relating to the consolidated financial statements of Anam Semiconductor, Inc. and its subsidiary which appears in the Current Report on Form 8-K filed March 27, 2003.

/s/ Samil Accounting Corporation

SAMIL ACCOUNTING CORPORATION

Seoul, Korea
April 15, 2003